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                                                                    Exhibit 99.1

                           AMERICANWEST BANCORPORATION

                            2001 INCENTIVE STOCK PLAN

                           (Effective January 1, 2001)

     This AmericanWest Bancorporation 2001 Incentive Stock Plan ("Plan"), effective as of January 1, 2001, is established to encourage employees and directors of AmericanWest Bancorporation (the "Company"), its subsidiaries, affiliates and joint ventures to acquire Common Stock in the Company ("Common Stock"). It is believed that this Plan will stimulate employees' and directors' efforts on the Company's behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its stockholders and will encourage such employees and directors to have a greater personal financial investment in the Company through ownership of its Common Stock.

     1. Incentives. Incentives under this Plan may be granted in any one or a
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combination of (a) Incentive Stock Options (or other statutory stock options);
(b) Nonqualified Stock Options; and (c) Performance Shares (collectively, "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Administrator.

     2. Eligibility. Regular full-time and part-time employees of the Company,
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its subsidiaries, its affiliates and its joint ventures, including officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate, shall be eligible to participate in this Plan if designated by the Administrator. In addition, directors of the Company who are not regular employees shall be eligible to participate in this Plan if designated by the Administrator, but may only receive Nonqualified Stock Options. All such eligible individuals are collectively referred to as "Eligible Participants."

     3. Administration.
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        (a) This Plan shall be administered by a committee of the Board of
Directors (the "Administrator"), as appointed from time to time by the Board of Directors. The Board of Directors, in its sole discretion, may exercise any authority of the Administrator under this Plan in lieu of the committee's exercise thereof and in such instances references herein to the Administrator shall refer to the Board. Unless otherwise provided by the Board: (i) with respect to any Incentive grant for which such is necessary and desired for such Incentive grant to be exempted by Rule 16b-3 under the Securities Exchange Act of 1934, the Administrator shall consist of the Board of Directors or of two or more directors, each of whom is a "non-employee director" (as such term is defined in Rule 16b-3), (ii) with respect to any Incentive grant that is intended to qualify as "performance based compensation" under Section 162(m) of the Code the Administrator shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code), and (iii) with respect to any other Incentive grant, the Administrator may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company and may


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delegate to any such Subcommittee(s) the authority to grant Incentives under this Plan, to determine all terms of such Incentives, and/or to administer this Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Administrator.

     (b) The Administrator shall be responsible for the administration of this Plan including, without limitation, determining which Eligible Participants receive Incentives, what kind of Incentives are made under this Plan and for what number of shares, and the other terms and conditions of such Incentives. Determinations by the Administrator under this Plan including, without limitation, determinations of the Eligible Participants, the form, amount and timing of Incentives, the terms and provisions of Incentives and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Participants who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Participants are similarly situated.

     (c) The Administrator shall have the responsibility of construing and interpreting this Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of this Plan. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of this Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company, all Eligible Participants and any person claiming under or through any Eligible Participants.

     (d) The Administrator may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other senior member of management as the Administrator deems appropriate (including, but not limited to, the execution of documents evidencing Incentive grants made under this Plan); provided, however, that the Administrator may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934.

     (e) For the purpose of this section and all subsequent sections, this Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one plan governed by the terms set forth herein.

     (f) The Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any Stock Option exercised by any participant and/or of any resales or other transfers of shares issued upon exercise of an option or otherwise under this Plan by any participant, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions to the use of a specified brokerage firm for such resales or other transfers, (iii) restrictions during any period when the Administrator determines that the prospectus relating to such Incentive grant may not contain all required information, and (iv) restrictions requested by an underwriter engaged in a registered offering of the Company's securities not to exceed one hundred eighty (180) days following the pricing of securities for sale in such offering.


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     (g) All decisions, determinations and interpretations by the Administrator regarding this Plan or any Incentive grant shall be final and binding on all persons. Each agreement evidencing an Incentive grant shall be deemed to include the following: Any and all claims and disputes between the participant and the Company concerning this Incentive grant shall be resolved through final and binding arbitration as set forth below, and such arbitration shall be the sole and exclusive remedy for resolving any such claims or disputes. The participant understands that by agreeing to arbitration as an exclusive remedy, the participant is waiving any rights he or she may have to litigate his or her rights under this Incentive grant in a court of law, including, but not limited to, any rights to a jury trial. The binding arbitration provided for under this Incentive grant shall comply with and be governed by the provisions of the then current rules for the resolution of employment disputes of the American Arbitration Association. This agreement to arbitrate is an essential term and condition to the grant of this Incentive grant and shall survive the exercise, expiration, termination and/or forfeiture of this Incentive and shall be binding upon the Company and the participant and his or her heirs, beneficiaries and permitted transferees notwithstanding the exercise, expiration, termination and/or forfeiture of this Incentive. The participant recognizes and agrees that he or she is voluntarily executing this agreement with his or her full knowledge and consent and that, as a consequence thereof, arbitration is the sole and exclusive remedy for resolving any such dispute, controversy or claim. The parties to such arbitration agree to maintain the confidentiality of the results of such arbitration.

     4. Shares Available for Incentives.
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        (a) Shares Subject to Issuance or Transfer. Subject to adjustment as
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provided in Section 4(c) hereof, there is hereby reserved for issuance under this Plan 800,000 shares of Common Stock. The shares available for granting awards shall be increased by the number of shares as to which options or other benefits granted under this Plan have lapsed, expired, terminated or been canceled. In addition, any shares reserved for issuance under the Company's 1995 Incentive Stock Plan ("Prior Plan") in excess of the number of shares as to which options or other benefits have been awarded thereunder, plus any such shares as to which options or other benefits granted under the Prior Plan may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under this Plan. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or, to the extent permitted by applicable law, from Common Stock held in the Treasury.

        (b) Limit on an Individual's Incentives. In any given year, no Eligible
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Participant may receive Incentives covering more than 10,000 shares of the
Company's Common Stock (such number of shares shall be adjusted in accordance with Section 4(c)).

        (c) Adjustment of Shares. In the event of a reorganization,
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recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or other similar change in the capital structure of the Company, then (i) the number of shares authorized for issuance under this Plan, and (ii) the number of shares subject to outstanding Incentives and, in the case of Stock Options, the option price will be proportionately adjusted, provided that fractions of a share will be rounded down to the nearest whole share.


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     5. Stock Options. The Administrator may grant options qualifying as
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Incentive Stock Options under the Internal Revenue Code of 1986, as amended, or any successor code thereto (the "Code"), other statutory options under the Code and Nonqualified Options (collectively "Stock Options"). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Administrator may prescribe:

        (a) Option Price. The option price per share with respect to each Stock
            ------------
Option shall be determined by the Administrator, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Administrator.

        (b) Period of Option. The period of each Stock Option shall be fixed by
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the Administrator, but shall not exceed ten (10) years.

        (c) Payment. No shares shall be issued until full payment of the option
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price has been made. The option prices may be paid in cash or, if the
Administrator determines, in shares of Common Stock or a combination of cash and shares. If the Administrator approves the use of shares of Common Stock as a payment method, the Administrator shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a stock option. Stock options awarded under this Plan may be exercised through a broker-assisted stock option exercise program if adopted by the Company, provided such program is available at the time of the option exercise, or by such other means as the Administrator may determine from time to time. The Administrator may establish rules and procedures to permit an optionholder to defer recognition of gain upon the exercise of a stock option.

        (d) Exercise of Option. The Administrator shall determine how and when
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shares covered by a Stock Option may be purchased. The Administrator may establish waiting periods, the dates on which options become exercisable or "vested" and exercise periods, provided that in no event (including those specified in paragraphs (e), (f) and (g) of this section) shall any Stock Option be exercisable after its specified expiration period.

        (e) Termination of Service.
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            (i) Upon the termination of a Stock Option grantee's employment or, in the case of a non-employee director only, his or her position as a director of the Company, for any reason other than retirement, death or termination for deliberate, willful or gross misconduct, Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination. The Administrator, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee's service may become exercisable in accordance with a schedule as may be determined by the Administrator. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of service as may be established by the Administrator, but in no event later than the expiration date of the Stock Option.


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             (ii)   Any question as to whether and when there has been a
termination of service for the purposes of an award and the cause of such termination of service shall be determined by the Administrator, and its determination shall be final. Transfer of the participant's employment between subsidiaries of the Company, or between the Company and any of its subsidiaries, shall not be considered a termination of service for purposes of an Incentive, but unless the Administrator determines otherwise, a termination of service shall be deemed to occur if the participant's employer ceases to be a subsidiary.

         (f) Retirement. Upon retirement of a Stock Option grantee, Stock Option
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privileges shall apply to those shares immediately exercisable at the date of retirement. `The Administrator, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of a Stock Option grantee may become exercisable in accordance with a schedule as may be determined by the Administrator. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Administrator, but in no event later than the expiration date of the Stock Option.

         (g) Death. Upon the death of a Stock Option grantee, Stock Option
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privileges shall apply to those shares which were immediately exercisable at the time of death. The Administrator, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule as may be determined by the Administrator. Such privileges shall expire unless exercised by legal representative(s) within a period of time as determined by the Administrator, but in no event later than the expiration date of the Stock Option.

         (h) Termination Due to Misconduct. If a Stock Option grantee's service
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is terminated for deliberate, willful or gross misconduct as determined by the
Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

         (i) Limits on Incentive Stock Options. Except as may otherwise be
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permitted by the Code, the Administrator shall not grant to an Eligible
Participant Incentive Stock Options that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000, or such other amount as the Internal Revenue Service may decide from time to time.

     6.  Performance Share Awards. The Administrator may grant awards under
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which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary, division, affiliate or joint venture of the Company selected by the Administrator during the Award Period meets certain goals established by the Administrator ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Administrator may prescribe:

         (a) Award Period and Performance Goals. The Administrator shall
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determine and include in a Performance Share Award grant the period of time for which a Performance


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Share Award is made ("Award Period"). The Administrator shall also establish performance objectives ("Performance Goals") to he met by the Company, subsidiary, division or joint venture during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income or any other financial or other measurement established by the Administrator. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

        (b) Payment of Performance Share Awards. The Administrator shall
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establish the method of calculating the amount of payment to be made under a
Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company, subsidiary, division or joint venture shall be measured against the Performance Goals, and the Administrator shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Administrator, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

        (c) Revision of Performance Goals. At any time prior to the end of an
            -----------------------------
Award Period, the Administrator may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary, division, or joint venture and which, in the judgment of the Administrator, make the application of the Performance Goals unfair unless a revision is made.

        (d) Requirement of Employment. A grantee of a Performance Share Award
            -------------------------
must remain in the employ of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share Award; provided that the Administrator may, in its sole discretion, provide for a full or partial payment where such an exception is deemed equitable.

        (e) Dividends. The Administrator may, in its sole discretion, at the
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time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

        (f) Limit on Performance Share Awards. Incentives granted as Performance
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Share Awards under this section shall not exceed in the aggregate, 100,000 shares of Common Stock (such number of shares shall be adjusted in accordance with Section 4(c)).

     7. Transferability. Each Incentive Stock Option granted under this Plan
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shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under this Plan will not be transferable or assignable by the recipients and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of



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descent and distribution or as determined by the Administrator in accordance with regulations promulgated under the Securities Exchange Act of 1934, or any other applicable law or regulation.

     8. Discontinuance or Amendment of the Plan. The Administrator may amend,
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alter or discontinue the Plan or any agreement evidencing an Incentive granted under this Plan, but no such action shall be made which would impair the rights of the holder of an Incentive grant, without such holder's consent, under the Incentive granted, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change of Control (as defined, if applicable in the agreement evidencing such Incentive) that such amendment or alteration either (i) is required or advisable in order for the Company, this Plan or the Incentive to satisfy any law or regulation, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Incentive, or that any such diminishment has been or will be adequately compensated, or (iii) is otherwise in the best interest of the Company. Nor may the Board amend this Plan without stockholder approval where the absence of such approval would cause this Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other requirement of applicable law or regulation. Unless approved by the Company's stockholders, no adjustments or reduction of the exercise price of any outstanding Incentives shall be made by cancellation of outstanding Incentives and the subsequent regranting of Incentives at a lower price to the same individual. No Incentive shall be granted under this Plan after December 31, 2010, but Incentives granted theretofore may extend beyond that date.

     9. No Right of Employment or Participation. This Plan and the Incentives
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granted hereunder shall not confer upon any Eligible Participant the right to continued employment with the Company, its subsidiaries, its affiliates or its joint ventures or affect in any way the right of such entities to terminate the employment of an Eligible Participant at any time and for any reason. No individual shall have a right to be granted an Incentive, or having been granted an Incentive, to receive any further Incentives.

     10. Privileges of Stock Ownership. Notwithstanding the exercise of any
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Stock Option granted pursuant to the terms of this Plan or the achievement of any performance objective specified in any Performance Share Award granted pursuant to the terms of this Plan, no participant in this Plan shall have any of the rights or privileges of a stockholder of the Company in respect to any shares of Common Stock issuable upon the exercise of his or her Stock Option or the achievement of his or her performance goal until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Stock Option or achievement of any performance goal as specified in a Performance Share Award, unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

     11. No Limitation on Compensation. Nothing in this Plan shall be construed
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to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under this Plan.



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     12. No Impact on Benefits. Except as may otherwise be specifically stated
         ---------------------
under any employee benefit plan, policy or program, no amount payable in respect of any Incentive shall be treated as compensation for purposes of calculating an employee's right under any such plan, policy or program.

     13. No Constraint on Corporate Action. Nothing in this Plan shall be
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construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 8, to limit the right or power of the Company or any subsidiary to take any action which such entity deems to be necessary or appropriate.

     14. Withholding Taxes. The Company shall be entitled to deduct from any
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payment under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Administrator may allow a participant to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Administrator, equal to the amount of such required withholding taxes.

     15. Prior Plan. This Plan replaces and supersedes the Company's 1995
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Incentive Stock Plan ("Prior Plan"). No further options will be granted under the Prior Plan, but the Prior Plan shall continue to apply to any outstanding options granted under the Prior Plan.

     16. Governing Law. This Plan, and all agreements hereunder, shall be
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construed in accordance with and governed by the laws of
the State of Washington.

     DATED as of the 29th day of May, 2001.

                           AMERICANWEST BANCORPORATION

                           By: /s/ Wes E. Colley
                           ---------------------------------------------
                           Wes E. Colley, President/CEO



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